Exhibit 2.1

EXECUTION COPY

UNDERWRITING AGREEMENT

dated June 21, 2007

between

NOVAMED, INC.

and

DEUTSCHE BANK SECURITIES INC.

NOVAMED, INC.
$67,500,000 1.0% Convertible Senior Subordinated Notes due 2012
Underwriting Agreement

June 21, 2007

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Ladies and Gentlemen:

NovaMed, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth herein, to issue and sell to Deutsche Bank Securities Inc. (the “Underwriter”), $67,500,000 aggregate principal amount of its 1.0% Convertible Senior Subordinated Notes due 2012 (the “Firm Notes”).  In addition, the Company has granted to the Underwriter an option to purchase up to an additional $7,500,000 aggregate principal amount of its 1.0% Convertible Senior Subordinated Notes due 2012 (the “Optional Notes” and, together with the Firm Notes, the “Notes”).  The Notes will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Notes will be issued pursuant to the provisions of an indenture (the “Base Indenture”), to be dated as of June 27, 2007, between the Company and the trustee thereunder (the “Trustee”), as supplemented by a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of the same date and between the same parties.

In connection with the offering of the Notes, the Company is entering into convertible note hedge and warrant transactions with Deutsche Bank AG pursuant to confirmation letters dated June 21, 2007, to the form of the 2002 ISDA Master Agreement (the “Convertible Note Hedge and Warrant Transaction Documentation”).  This agreement (the “Agreement”), the Base Indenture, the Supplemental Indenture, the Notes and the Convertible Note Hedge and Warrant Transaction Documentation are referred to herein collectively as the “Operative Documents.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Underwriter as follows:

(a)  A registration statement on Form S-3 (File No. 333-142530) with respect to the Notes and the Conversion Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  Copies of such registration statement, including any amendments thereto, the base prospectus contained therein (the “Base Prospectus”), any preliminary prospectus supplement to the Base Prospectus prepared for use prior to the filing of the Final Prospectus (each, together with the Base Prospectus, a “Preliminary Prospectus”), each meeting the requirements of the Rules and Regulations, and the exhibits, financial statements and schedules, as amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the prospectus supplement relating to the Notes that was first filed after the Execution Time pursuant to and within the time limits described in Rule 424(b), together with the Base Prospectus.

Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Notes by the Underwriter.

(b)  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriter.

“Statutory Prospectus” means the Preliminary Prospectus dated June 20, 2007 relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the subsidiaries of the Company as listed in Exhibit 21 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007 (the “10-Q”), together with Surgery Center of Kalamazoo, L.L.C. (“SCK”), a Michigan limited liability company (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect (as defined below).  The outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit A hereto are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except for the lien pursuant to the Sixth Amended and Restated Credit Agreement, dated as of February 7, 2007, by and among the Company, the various financial institutions from time to time party thereto, National City Bank, as agent for the lenders and LaSalle Bank National Association, as documentation agent, as amended (the “Credit Agreement”); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or other ownership interests in the Subsidiaries are outstanding except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(d)  The Notes to be delivered on the Closing Date or on any Option Closing Date, when issued and delivered in accordance with this Agreement, will be entitled to the benefits of the Indenture and will be convertible into the Conversion Shares in accordance with the Indenture. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, the Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights. Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(e)  Each Operative Document has been duly authorized by the Company; as of the Closing Date, each Operative Document will have been duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(f)  Upon the effectiveness of the Registration Statement, the Indenture will be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

(g) The description of the Company’s outstanding capital stock set forth under the caption “Capitalization” in the Registration Statement and the Prospectus accurately and fairly presents and summarizes the classification of such capital stock.  The descriptions of the Common Stock (including the Conversion Shares) in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they purport to describe the provisions of the laws and documents described therein, are accurate and complete.  The form of certificates for the Common Stock conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.  Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not:  (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except for issuances of shares of Common Stock upon the exercise of stock options and borrowings under the Credit Agreement in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(h)  The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Notes, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The

Registration Statement and the Prospectus and any amendments or supplements thereto conform in all material respects to, the requirements of the Act and the Rules and Regulations.  The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder.  The Registration Statement and any amendment thereto, as of its effective date and the Closing Date, do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto, as of the Applicable Time and the Closing Date, do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein.

(i)   Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein.

(j)   The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.  The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(k)           (i)  At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes as contemplated by the Registration Statement.

(l)  The consolidated financial statements of each of (a) the Company and the consolidated Subsidiaries, taken together as a whole, and (b) SCK, in each case together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of (a) the Company and the consolidated Subsidiaries, taken together as a whole, and (b) SCK, respectively, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The pro forma financial statements and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  The Company and the Subsidiaries, taken together as a whole, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(m)  BDO Seidman, LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(n)  Levine, Katz, Nannis + Solomon, PC, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm with respect to KSC within the meaning of the Act and the applicable Rules and Regulations.

(o)  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p)  Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Select Market thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  The Company has taken all reasonably necessary actions to ensure that it is in material compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking reasonable steps to ensure that it will be in material compliance with other provisions of the Sarbanes-Oxley Act that will become applicable to the Company.

(q)  There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)  The Company and the Subsidiaries have good and marketable title to all real and personal property owned by them that is material to the business of the Company and the Subsidiaries, taken together as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(s)  All material tax returns required to be filed by the Company and each Subsidiary in any jurisdiction have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary have been paid, other than those being contested in good faith and for which adequate reserves have been provided and for such taxes the payment of which would not, singly or in the aggregate, have a Material Adverse Effect.

(t)  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented.

(u)  Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its respective certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect.  The execution, delivery and performance of the Operative Documents (including the issuance of the Conversion Shares upon conversion of the Notes) by the Company, the compliance by the Company with all the provisions thereof and the consummation of the transactions contemplated thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained and are in full force and effect or will be obtained by, and be in full force and effect at, the Closing Date and any Option Closing Date under the Act and the Trust Indenture Act or under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (A) the charter or by-laws of the Company or any of the Subsidiaries or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Subsidiaries or their respective property except, in each of clauses (i), (ii)(B) and (iii), as would not, singly or in the aggregate, have a Material Adverse Effect.

(v)  Neither the Company nor any of the Subsidiaries has (i) violated or, to its knowledge been alleged to have violated, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), any provisions of the Employee Retirement Income Security Act of 1974, as amended or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, (ii) violated or, to its knowledge been alleged to have violated, any foreign, federal, state or local law or regulation relating to Medicare and/or Medicaid (including, but not limited to, laws or regulations relating to the filing of false claims or payments for referrals) (“Medicare/Medicaid Laws”), any rules or regulations of the U.S. Food and Drug Administration (“FDA Laws”), or any law or regulation relating to the provision of health care services, including, but not limited to, anti-kickback statutes, self-referral laws, laws governing the corporate practice of medicine, fee-splitting laws, and licensure or certificate of need requirements (together with Medicare/Medicaid Laws and FDA Laws, “Health Care Laws”), except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(w)  Each of the Company and the Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws or Health Care Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect.  Each such Authorization is valid and in full force and effect and each of the Company and the Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the Company or the Subsidiaries holding such Authorization; except where, in each case, such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

(x)  The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts or with such self-insured levels and deductibles as are reasonably prudent and customary in the businesses in which they are engaged and for similarly-sized enterprises; and neither the Company nor any of the Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

(y)  No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(z)  The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (“Intellectual Property”) currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(aa)  There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or to the Company’s knowledge threatened against the Company or any of the Subsidiaries or (iii) union representation question existing with respect to the employees of the Company and the Subsidiaries, except for such actions specified in clause (i), (ii) or (iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect.  To the best of the Company’s knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of the Subsidiaries.

(bb)   The information set forth under the captions “Description of the Notes” and “Description of the Debt Securities” in the Registration Statement and the Prospectus insofar as it purports to constitute a summary of the terms of the Indenture or the Notes, under the captions “Certain United States Federal Income Tax Consequences,” and “Purchase of Convertible Note Hedge and Sale of Warrants”, insofar as it purports to describe the provisions of the laws and documents referred to therein, accurately and fairly presents and summarizes such provisions and documents.

(cc)  Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or proposes to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.   The Company acknowledges that the Underwriter may engage in passive market making transactions in the Notes on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act.

(dd)  Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Notes contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(ee)  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)  The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(gg)  The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(hh)  The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ii)  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)  The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk)  To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

(ll)  None of the information on (or hyperlinked from) the Company’s website at www.novamed.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act and the Company does not maintain or support any website other than www.novamed.com.

(mm)  No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company.

(nn)  Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries and their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.             PURCHASE, SALE AND DELIVERY OF THE FIRM NOTES.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase the Firm Notes at a price of 96.5% of the principal amount thereof (the “Purchase Price”).

(b)  Payment for the Firm Notes to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against delivery of the Notes to the Underwriter.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at or before 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the Nasdaq Global Select Market is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to $7,500,000 aggregate principal amount of Optional Notes at the price set forth in subsection (a) of this Section 2.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time, thereafter within 30 days after the date of this Agreement, by you, as Underwriter, to the Company setting forth the number of Optional Notes as to which the Underwriter is exercising the option and the time and date at which such Notes are to be delivered.  The time and date at which Optional Notes are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The option with respect to the Optional Notes granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Notes by the Underwriter.  You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Optional Notes shall be made on the Option Closing Date in Federal (same day) funds against delivery of the Notes through the facilities of The Depository Trust Company in New York, New York.

3.             OFFERING BY THE UNDERWRITER.

It is understood that the Underwriter is to make a public offering of the Firm Notes as soon as the Underwriter deems it advisable to do so.  The Firm Notes are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Underwriter may from time to time thereafter change the public offering price and other selling terms.

4.             COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriter that:

(a)  The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b)  The Company will (i) not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Underwriter approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c)  The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Underwriter, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Underwriter with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriter or counsel to the Underwriter shall reasonably object.

(d)  The Company will advise the Underwriter promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(e)  The Company will cooperate with the Underwriter in endeavoring to qualify the Notes for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Notes.

(f)  The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request.  The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Issuer Free Writing Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a

Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request.  The Company will deliver to the Underwriter at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriter may reasonably request.

(g)  The Company will comply in all material respects with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or  (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) If the General Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with applicable law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with applicable law.

(i)  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(j)  Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)  No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of  Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter; provided, however, that the foregoing shall not apply to (i) issuances of employee stock options (or shares of Common Stock pursuant to exercises thereof) and restricted shares pursuant to the terms of any equity incentive plan in effect at the time this Agreement is executed and delivered, (ii) issuances of Common Stock (or other securities convertible into or exchangeable or exercisable for such shares of  Common Stock) in connection with acquisitions of other entities or assets as long as the recipients of the Common Stock (or other securities) agree to be bound by the restrictions on transfer in respect of that Common Stock (or those other securities) equivalent to those set forth in this Section 4(k), (iii) the sale of the Notes under this Agreement or the issuance of the Conversion Shares and (iv) the entry into the transactions contemplated by the Convertible Note Hedge and Warrant Transaction Documentation.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Underwriter waives, in writing, such extension.

(l)  The Company will reserve and keep available at all times, free of preemptive rights, the full number of Conversion Shares issuable upon conversion of the Notes at such time.

(m)  The Company has caused each executive officer and director of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit B (the “Lock-up Agreement”).

(n)  The Company shall apply the net proceeds of its sale of the Notes as set forth in the Registration Statement, General Disclosure Package and the Prospectus.

(o)  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(p)  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common  Stock.

(q)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.             COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Supplemental Listing Application, and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Notes; the listing fee of the Nasdaq Global Select Market in relation to the Conversion Shares; the costs and charges of the Trustee and any transfer agent, registrar or depositary; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Notes and the Conversion Shares under State securities or Blue Sky laws.  The Company shall not, however, be required to pay for the Underwriter’s expenses, including the fees and disbursements of counsel for the Underwriter (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition (including those set forth in Section 6 hereof and the accuracy of the representations and warranties set forth herein regarding the Company and its business) of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by them of the Notes.

6.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

The obligations of the Underwriter to purchase the Firm Notes on the Closing Date and the Optional Notes, if any, on the Option Closing Date are subject to the accuracy, as of the

Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company  of its covenants and obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Notes.

(b)  The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Winston & Strawn LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter (and stating that it may be relied upon by counsel to the Underwriter) to the effect set forth in Exhibit C.

(c)  The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of McDermott Will & Emery, regulatory counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter (and stating that it may be relied upon by counsel to the Underwriter) to the effect set forth in Exhibit D.

(d)  The Underwriter shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriter, an opinion dated the Closing Date or the Option Closing Date, as the case may be with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request for them to pass upon such matters.

(e)  The Underwriter shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, of BDO Seidman, LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)  The Underwriter shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Levine, Katz, Nannis + Solomon, PC confirming that they are an independent public accounting firm with respect to KSC within the meaning of the Act and the applicable Rules and Regulations and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)  The Company shall have caused the Conversion Shares initially issuable upon conversion of the Notes to be duly listed, subject to issuance, for trading on the Nasdaq Global Select Market.

(h)  The Underwriter shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)  All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules; and

(iv)  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(i)  The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

(j)  The Company shall have delivered executed versions of the Lock-up Agreements described in Section 4(m).

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriter.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.             CONDITION OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Notes required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.             INDEMNIFICATION.

(a) The Company agrees:

(1)           to indemnify and hold harmless the Underwriter, the directors and officers of the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, except as to the Registration Statement, in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 herein; and

(2)           to reimburse the Underwriter, the Underwriter’s directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not the Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b)           The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 herein.  This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or 8(b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of one single firm (in addition to any local counsel) retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d),  (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.             NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriter, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York  10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to NovaMed, Inc., 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611, Attention:  Thomas S. Hall, President, and John W. Lawrence, Jr., General Counsel.

10.           TERMINATION.

This Agreement may be terminated by you by notice to the Company, if:

(a)  at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Optional Notes) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Notes, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company’s common stock by the Nasdaq Global Select Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b)  as provided in Section 6 of this Agreement.

11.           SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriter and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Notes from the Underwriter shall be deemed a successor or assign merely because of such purchase.

12.           INFORMATION PROVIDED BY UNDERWRITER.

The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth under the heading “Underwriting” in the third paragraph (related to concessions and reallowances) and in the ninth paragraph (related to stabilization).

13.           MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of  (a) any termination of this Agreement,  (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Notes under this Agreement.

The Company acknowledges and agrees that the Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend the Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

                The Underwriter, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the Underwriter’s engagement as underwriter or the Underwriter’s role in connection herewith.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

NOVAMED, INC.

By	/s/ Thomas S. Hall
Name: Thomas S. Hall
Title: Chairman, President and CEO

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By	/s/ Ananth Bhugaraju
Authorized Officer

By	/s/ Andy Yaeger
Authorized Officer

SCHEDULE I
GENERAL USE FREE WRITING PROSPECTUSES

Final Term Sheet relating to the Notes as filed by the Company pursuant to Rule 433 on June 22, 2007

I-1

EXHIBIT A
SUBSIDIARY OWNERSHIP

1.	NovaMed Management of Kansas City, Inc., a Missouri corporation (100%)

2.	Blue Ridge NovaMed, Inc., a Missouri corporation (100%)

3.	NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company (100%)

4.	NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company (51%)

5.	NovaMed Management Services, LLC, a Delaware limited liability company (100%)

6.	NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company (77%)

7.	NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company (100%)

8.	NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company (67.5%)

9.	NovaMed of Louisville, Inc., a Kentucky corporation (100%)

10.	Midwest Uncuts, Inc., an Iowa corporation (100%)

11.	NovaMed Eyecare Research, Inc., a Delaware corporation (100%)

12.	NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation (100%)

13.	NMGK, Inc., an Illinois corporation (100%)

14.	NMLO, Inc., a Kansas corporation (100%)

15.	NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company (100%)

16.	Patient Education Concepts, Inc., a Delaware corporation (100%)

17.	NMI, Inc., a Georgia corporation (100%)

18.	NovaMed Acquisition Company, Inc., a Delaware corporation (100%)

19.	NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company (70%)

20.	NovaMed Surgery Center of Richmond, LLC, a Delaware limited liability company (51%)

21.	NovaMed Surgery Center of River Forest, LLC, a Delaware limited liability company (70%)

22.	NovaMed Surgery Center of Colorado Springs, LLC, a Delaware limited liability company (51%)

23.	NovaMed of Texas, Inc., a Delaware corporation (100%)

24.	NovaMed Surgery Center of Tyler, L.P., a Delaware limited partnership (60%)

25.	NovaMed Alliance, Inc., a Delaware corporation (100%)

26.	NovaMed Surgery Center of Merrillville, LLC, a Delaware limited liability company (51%)

27.	NovaMed Surgery Center of Chicago - Northshore, LLC, a Delaware limited liability company (69.5%)

28.	NovaMed Surgery Center of Columbus, LLC, a Delaware limited liability company (71.5%)

29.	Blue Ridge Surgical Center, LLC, a Delaware limited liability company (51%)

30.	NovaMed Surgery Center of Chattanooga, LLC, a Delaware limited liability company (57%)

31.	NovaMed Surgery Center of Nashua, LLC, a Delaware limited liability company (51%)

32.	NovaMed Surgery Center of Bedford, LLC, a Delaware limited liability company (51%)

33.	NovaMed Surgery Center of Altamonte Springs, LLC, a Delaware limited liability company (70%)

34.	NovaMed Surgery Center of Oak Lawn, LLC, a Delaware limited liability company (51%)

35.	NovaMed Surgery Center of Palm Beach, LLC, a Delaware limited liability company (60%)

36.	NovaMed Surgery Center of Fort Lauderdale, LLC, a Delaware limited liability company (25%)

37.	NovaMed Surgery Center of Madison, Limited Partnership, a Wisconsin limited partnership (51%)

38.	NovaMed of Wisconsin, Inc., a Delaware corporation (100%)

39.	NovaMed Pain Management Center of New Albany, LLC, a Delaware limited liability company (51%)

40.	The Cataract Specialty Surgical Center, L.L.C., a Michigan limited liability company (51%)

41.	NovaMed Surgery Center of Denver, LLC, a Delaware limited liability company (51%)

42.	NovaMed Surgery Center of Whittier, LLC, a Delaware limited liability company (51%)

43.	Surgery Center of Fremont, LLC, a Delaware limited liability company (51%)

44.	NovaMed of Dallas, Inc., a Delaware corporation (100%)

45.	NovaMed Surgery Center of Dallas, LP, a Delaware limited partnership (65%)

46.	NovaMed of San Antonio, Inc., a Delaware corporation (100%)

47.	NovaMed Surgery Center of San Antonio, LP, a Delaware limited partnership (55%)

48.	NovaMed Surgery Center of Jonesboro, LLC, a Delaware limited liability company (51%)

49.	NovaMed Surgery Center of Laredo, LP, a Delaware limited partnership (61%)

50.	NovaMed of Laredo, Inc., a Delaware corporation (100%)

51.	NovaMed Surgery Center of Sandusky, LLC, a Delaware limited liability company (60%)

52.	Laser and Outpatient Surgery Center, LLC, a Delaware limited liability company (51%)

53.	NovaMed Surgery Center of Cleveland, LLC, a Delaware limited liability company (65%)

54.	NovaMed Surgery Center of Warrensburg, LLC, a Delaware limited liability company (51%)

55.	NovaMed Surgery Center of Sebring, LLC, a Delaware limited liability company (51%)

56.	NovaMed Surgery Center of St. Peters, LLC, a Delaware limited liability company (54%)

57.	Surgery Center of Kalamazoo, LLC, a Delaware limited liability company (62.5%)

EXHIBIT B
LOCK-UP AGREEMENT

                         , 2007

NovaMed, Inc.
980 North Michigan Avenue, Suite 1620
Chicago, Illinois 60611

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with NovaMed, Inc. (the “Company”), providing for the public offering by the Underwriter of Convertible Senior Subordinated Notes due 2012 (the “Notes”) of the Company (the “Public Offering”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction that is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final prospectus relating to the Public Offering

(the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Underwriter waives, in writing, such extension.

Notwithstanding the foregoing, the undersigned may (a) transfer shares of Common Stock in connection with transactions pursuant to any prearranged trading plan executed in reliance upon Rule 10b5-1 of the Exchange Act provided to the Underwriter prior to the commencement of offering of the Notes, (b) transfer shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, (ii) distribution to partners, members or shareholders of the undersigned, or (iii) by operation of law or in connection with any valid order, decree or ruling of a court of competent jurisdiction or (c) the exercise of options and transfers of shares of Common Stock to the Company used to pay withholding taxes applicable to the exercise of options or vesting of restricted stock in accordance with the Company’s stock incentive plan arrangements; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.(1)

The undersigned agrees that the Company may (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or document otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

(1)  The letter signed by Judd Jessup may also specify that he is permitted to enter into a 10b5-1 plan in regard to a maximum of 30,000 shares of Common Stock during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Signature:

Print Name:

Attached as Exhibit A hereto is the most recently filed Form 4, which reflects the number of shares owned and subject to warrants, options or convertible securities.

EXHIBIT C
FORM OF OPINION OF WINSTON & STRAWN LLP

(i)            The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties, conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into and perform its obligations under the Operative Documents; each of the “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary”) is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation, with corporate or limited liability company power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company and each of the Subsidiaries are duly qualified to transact business in specified jurisdictions (to be reasonably designated by the Underwriter); and, to the best of such counsel’s knowledge, the outstanding shares of capital stock reflected in Exhibit A of each of the Significant Subsidiaries are owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Significant Subsidiaries are outstanding other than certain options regarding the equity of SCK to be specified and as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ii)           The Company has authorized capital stock as set forth under the caption “Consolidated Capitalization” in the Registration Statement and the Prospectus; the Common Stock (including the Conversion Shares) conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and the certificates for all the issued shares of Common Stock, assuming they are in the form filed with the Commission, are in due and proper form.

(iii)          To the best of such counsel’s knowledge, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any Common Stock or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

(iv)          The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act have been instituted or are pending or threatened by the Commission.

(v)           The Registration Statement, the Prospectus and each amendment or supplement thereto and Exchange Act reports incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules or incorporated by reference therein or provide any opinion or assurance as to the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus).

(vi)          The information in the Prospectus under the captions “Description of the Notes”, “Description of the Debt Securities”, “Description of Common Stock”, “Purchase of Convertible Note Hedge and Sale of Warrants”, “Certain United States Federal Income Tax Consequences” and “Underwriting”, insofar as it constitutes a summary of documents referred to therein or matters of law, constitutes an accurate summary of the matters described therein in all material respects.

(vii)         Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement, the General Disclosure Package or the Prospectus are fairly summarized in all material respects.

(viii)        Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries.

(ix)           The execution, delivery and performance of the Operative Documents (including the issuance of the Conversion Shares upon conversion of the Notes) by the Company, the compliance by the Company with all the provisions thereof and the consummation of the transactions contemplated thereby do not and will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained and are in full force and effect and are specified in such opinion), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is filed with or incorporated by reference as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2006 or any report filed by the Company thereafter pursuant to Section 13(a) or 15(d) of the Exchange Act, or (iii) violate any law or regulation (including any applicable order or decree of any court or governmental instrumentality known to us) applicable to the Company which in our experience is typically applicable to transactions of the type contemplated by the Prospectus (except such counsel need express no opinion as to any law which might be violated by any misrepresentation or omission or a fraudulent act).

(x)            Each Operative Document has been duly authorized, executed and delivered by the Company.  Each of the Base Indenture, the Supplemental Indenture, the Notes and the Convertible Note Hedge and Warrant Transaction Documentation constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and by general principles of equity.

(xi)           The Indenture has been duly qualified under the Trust Indenture Act and the Notes are entitled to the benefits of the Indenture.

(xii)          The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes against payment therefor in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the knowledge of such counsel, otherwise.

(xiii)         No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the knowledge of such counsel, otherwise.

(xiv)        The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, an “investment company” within the meaning of the 1940 Act.

Winston & Strawn LLP may limit its opinions to the laws of the States of New York and Illinois, the General Corporation Law of the State of Delaware and Federal law and  may rely upon certificates of the Company, a copy of which shall be provided to the Underwriter and upon which the Underwriter shall be entitled to rely, as to all factual predicates to such opinion.  In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel which caused them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A, 430B or 430C under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data therein).  With respect to such statement, Winston & Strawn LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

EXHIBIT D
FORM OF OPINION OF MCDERMOTT, WILL & EMERY

(i)            The statements in Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the captions “Item 1—Business—Governmental Regulation,” “—Governmental Regulation—Management Services,” “Item 1A—Risk Factors—Reduced prices and reimbursement rates for surgical procedures as a result of competition or Medicare and other governmental and private third party payor cost containment efforts could reduce our revenue, profitability and cash flow,” “—Changes in the interpretation of existing laws and regulations, or adoption of new laws or regulations, governing our business operations, including physician use and/or ownership of ASCs, could result in penalties to us, require us to incur significant expenditures, or force us to make changes to our business operations,” “—Regulation of the construction, acquisition or expansion of ASCs could prevent us from developing, acquiring, expanding or relocating facilities” and “—Becoming and remaining compliant with federal regulations enacted under the Health Insurance Portability and Accountability Act could require us to expend significant resources and capital, and could impair our profitability and limit our ability to grow our business,”  insofar as such statements constitute a summary of matters of law, fairly summarize in all material respects such matters.

(ii)           Based solely upon internal inquiry within such firm, other than those proceedings listed on Exhibit A hereto, such counsel knows of no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii)          To such counsel’s knowledge, based solely upon internal inquiry within such firm, neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any certificate, authorization or permit issued by a state, federal or foreign regulatory agency or body necessary to conduct their respective businesses.

McDermott, Will & Emery may limit its opinion to the federal laws of the United States and regulations adopted thereunder.  No opinion need be rendered regarding the Company’s or any of its subsidiaries’ beliefs, intentions, knowledge or other state of mind.  No opinion need be given regarding financial or economic matters generally or the financial or economic impact on the Company or its subsidiaries of noncompliance with regulatory requirements.

D-1